Exhibit 99.1

red violet Announces First Quarter 2026 Financial Results

Revenue Increases 17% to a Record $25.8 Million; Net Income Increases 28% to $4.4 Million

BOCA RATON, Fla. – May 6, 2026 – Red Violet, Inc. (NASDAQ: RDVT), a leading analytics and information solutions provider, today announced financial results for the quarter ended March 31, 2026.

“Q1 2026 was an exceptional quarter, with record revenue, record profitability, and one of our strongest quarters ever for new customer onboarding. These results continue to demonstrate the structural strength, durability, and scalability of our model and are even more compelling considering the prior year period included $1.2 million of one-time revenue,” stated Derek Dubner, red violet’s CEO. “While there is considerable noise in the market about AI's potential to disrupt data and software businesses, we see our reality as precisely the opposite. We believe our cloud-native, AI-embedded platform and differentiated longitudinal identity graph are foundational to AI-driven decisioning in regulated environments. The demand we are seeing from customers validates this every quarter. We continue to invest in our product roadmap and go-to-market capabilities because we are confident in the significant opportunity ahead.”

First Quarter Financial Results

For the three months ended March 31, 2026 as compared to the three months ended March 31, 2025:

•
Total revenue increased 17% to $25.8 million.
•
Gross profit increased 22% to $19.3 million. Gross margin increased to 75% from 72%.
•
Adjusted gross profit increased 20% to $22.0 million. Adjusted gross margin increased to 85% from 83%.
•
Net income increased 28% to $4.4 million, which resulted in earnings of $0.31 and $0.30 per basic and diluted share, respectively. Net income margin increased to 17% from 16%.
•
Adjusted EBITDA increased 27% to $10.7 million. Adjusted EBITDA margin increased to 41% from 38%.
•
Adjusted net income increased 29% to $6.6 million, which resulted in adjusted earnings of $0.46 per basic and diluted share.
•
Net cash provided by operating activities increased 32% to $6.6 million.
•
Cash and cash equivalents were $43.5 million as of March 31, 2026.

First Quarter and Recent Business Highlights

•
Added 400 customers to IDI™ during the first quarter, ending the quarter with 10,422 customers.
•
Added 27,662 users to FOREWARN® during the first quarter, ending the quarter with 417,680 users. Over 640 REALTOR® Associations throughout the U.S. are now contracted to use FOREWARN.
•
Purchased 73,250 shares of the Company’s common stock year to date through April 30, 2026, at an average price of $41.90 per share pursuant to the Company’s Stock Repurchase Program. As of April 30, 2026, the Company had $15.6 million remaining under the Stock Repurchase Program.

Conference Call

In conjunction with this release, red violet will host a conference call and webcast today at 4:30pm ET to discuss its quarterly results and provide a business update. Please click here to pre-register for the conference call and obtain your dial in number and passcode. To access the live audio webcast, visit the Investors section of the red violet website at www.redviolet.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following the completion of the conference call, an archived webcast of the conference call will be available on the Investors section of the red violet website at www.redviolet.com.

About red violet®

At red violet, we build proprietary technologies and apply analytical capabilities to deliver identity intelligence. Our technology powers critical solutions, which empower organizations to operate with confidence. Our solutions enable the real-time identification and location of people, businesses, assets and their interrelationships. These solutions are used for purposes including identity verification, risk mitigation, due diligence, fraud detection and prevention, regulatory compliance, and customer acquisition. Our cloud-native, AI-embedded identity intelligence platform, CORE™, is purpose-built for the enterprise, yet flexible enough for organizations of all sizes, bringing clarity to massive datasets by transforming data into intelligence. Our solutions are used today to enable frictionless commerce, enhance safety, and mitigate fraud and the related financial losses borne by society. For more information, please visit www.redviolet.com.

Company Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com

Investor Relations Contact:

Steven Hooser
Three Part Advisors
214-872-2710
ir@redviolet.com

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, adjusted gross profit, adjusted gross margin, and free cash flow ("FCF"). Adjusted EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable financial measure based on US GAAP, excluding interest income, income tax expense, depreciation and amortization, share-based compensation expense, acquisition-related costs, litigation costs, and write-off of long-lived assets. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. Adjusted net income is a non-GAAP financial measure equal to net income, the most directly comparable financial measure based on US GAAP, adjusted to exclude share-based compensation expense, amortization of share-based compensation capitalized in intangible assets, acquisition-related costs, litigation costs, and write-off of long-lived assets, and to include the tax effect of adjustments. We define adjusted earnings per share as adjusted net income divided by the weighted average shares outstanding. We define adjusted gross profit as gross profit plus depreciation and amortization of certain intangible assets, and adjusted gross margin as adjusted gross profit as a percentage of revenue. We define FCF as net cash provided by operating activities reduced by purchase of property and equipment, and capitalized costs included in intangible assets.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether our cloud-native, AI-embedded platform and differentiated longitudinal identity graph will continue to be foundational to AI-driven decisioning in regulated environments and whether the continued investment in our product roadmap and go-to-market capabilities will produce a significant opportunity ahead. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet's Form 10-K for the year ended December 31, 2025, filed on March 4, 2026, as may be supplemented or amended by the Company's other filings with the Securities and Exchange Commission (the “SEC”). We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

RED VIOLET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	March 31, 2026	December 31, 2025
ASSETS:
Current assets:
Cash and cash equivalents	$43,451	$43,557
Accounts receivable, net of allowance for doubtful accounts of $122 and $231 as of March 31, 2026 and December 31, 2025, respectively	11,910	10,697
Prepaid expenses and other current assets	1,938	2,281
Total current assets	57,299	56,535
Property and equipment, net	880	882
Intangible assets, net	40,179	39,264
Goodwill	5,227	5,227
Right-of-use assets	2,442	2,570
Deferred tax assets	5,574	6,585
Other noncurrent assets	1,033	949
Total assets	$112,634	$112,012
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$2,002	$1,977
Accrued expenses and other current liabilities	1,756	4,469
Current portion of operating lease liabilities	391	396
Deferred revenue	956	1,028
Total current liabilities	5,105	7,870
Noncurrent operating lease liabilities	2,329	2,396
Other noncurrent liabilities	672	820
Total liabilities	8,106	11,086
Shareholders' equity:
Preferred stock—$0.001 par value, 10,000,000 shares authorized, and 0 shares issued and outstanding, as of March 31, 2026 and December 31, 2025	-	-
Common stock—$0.001 par value, 200,000,000 shares authorized, 14,112,391 and 14,151,350 shares issued, and 14,111,891 and 14,151,350 shares outstanding, as of March 31, 2026 and December 31, 2025	14	14
Treasury stock, at cost, 500 and 0 shares as of March 31, 2026 and December 31, 2025	(17)	-
Additional paid-in capital	87,859	88,628
Retained earnings	16,672	12,284
Total shareholders' equity	104,528	100,926
Total liabilities and shareholders' equity	$112,634	$112,012

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$25,830	$22,003
Costs and expenses(1):
Cost of revenue (exclusive of depreciation and amortization)	3,819	3,661
Sales and marketing expenses	5,858	5,407
General and administrative expenses	7,899	6,174
Depreciation and amortization	2,810	2,550
Total costs and expenses	20,386	17,792
Income from operations	5,444	4,211
Interest income	344	308
Income before income taxes	5,788	4,519
Income tax expense	1,400	1,079
Net income	$4,388	$3,440
Earnings per share:
Basic	$0.31	$0.25
Diluted	$0.30	$0.24
Weighted average shares outstanding:
Basic	14,194,696	13,998,028
Diluted	14,394,251	14,491,713

(1) Share-based compensation expense in each category:
Cost of revenue (exclusive of depreciation and amortization)	$15	$-
Sales and marketing expenses	$228	$195
General and administrative expenses	1,807	1,401
Total	$2,050	$1,596

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,388	$3,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,810	2,550
Share-based compensation expense	2,050	1,596
Write-off of long-lived assets	1	2
Provision for bad debts	149	62
Noncash lease expenses	128	148
Deferred income tax expense	1,011	899
Changes in assets and liabilities:
Accounts receivable	(1,362)	(1,647)
Prepaid expenses and other current assets	343	(26)
Other noncurrent assets	(84)	(406)
Accounts payable	25	(114)
Accrued expenses and other current liabilities	(2,730)	(1,392)
Deferred revenue	(72)	42
Operating lease liabilities	(72)	(153)
Net cash provided by operating activities	6,585	5,001
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(63)	(50)
Capitalized costs included in intangible assets	(3,443)	(2,469)
Net cash used in investing activities	(3,506)	(2,519)
CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net share settlement of vesting of restricted stock units	(498)	(202)
Repurchases of common stock	(2,687)	-
Dividend payable	-	(4,181)
Net cash used in financing activities	(3,185)	(4,383)
Net decrease in cash and cash equivalents	$(106)	$(1,901)
Cash and cash equivalents at beginning of period	43,557	36,504
Cash and cash equivalents at end of period	$43,451	$34,603
SUPPLEMENTAL DISCLOSURE INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$122	$-
Share-based compensation capitalized in intangible assets	$366	$382
Retirement of treasury stock	$3,185	$202

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, adjusted gross profit, adjusted gross margin, and FCF. Adjusted EBITDA is a financial measure equal to net income, the most directly comparable financial measure based on GAAP, excluding interest income, income tax expense, depreciation and amortization, share-based compensation expense, acquisition-related costs, litigation costs, and write-off of long-lived assets. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. Adjusted net income is a non-GAAP financial measure equal to net income, the most directly comparable financial measure based on US GAAP, adjusted to exclude share-based compensation expense, amortization of share-based compensation capitalized in intangible assets, acquisition-related costs, litigation costs, and write-off of long-lived assets, and to include the tax effect of adjustments. We define adjusted earnings per share as adjusted net income divided by the weighted average shares outstanding. We define adjusted gross profit as gross profit plus depreciation and amortization of certain intangible assets, and adjusted gross margin as adjusted gross profit as a percentage of revenue. We define FCF as net cash provided by operating activities reduced by purchase of property and equipment, and capitalized costs included in intangible assets.

The following is a reconciliation of net income, the most directly comparable US GAAP financial measure, to adjusted EBITDA:

	Three Months Ended March 31,
(Dollars in thousands)	2026	2025
Net income	$4,388	$3,440
Interest income	(344)	(308)
Income tax expense	1,400	1,079
Depreciation and amortization	2,810	2,550
Share-based compensation expense	2,050	1,596
Acquisition-related costs	259	-
Litigation costs	104	9
Write-off of long-lived assets	1	2
Adjusted EBITDA	$10,668	$8,368
Revenue	$25,830	$22,003

Net income margin	17%	16%
Adjusted EBITDA margin	41%	38%

The following is a reconciliation of net income, the most directly comparable US GAAP financial measure, to adjusted net income:

	Three Months Ended March 31,
(Dollars in thousands, except share data)	2026	2025
Net income	$4,388	$3,440
Share-based compensation expense	2,050	1,596
Amortization of share-based compensation capitalized in intangible assets	414	409
Acquisition-related costs	259	-
Litigation costs	104	9
Write-off of long-lived assets	1	2
Tax effect of adjustments(1)	(621)	(347)
Adjusted net income	$6,595	$5,109
Earnings per share:
Basic	$0.31	$0.25
Diluted	$0.30	$0.24
Adjusted earnings per share:
Basic	$0.46	$0.36
Diluted	$0.46	$0.35
Weighted average shares outstanding:
Basic	14,194,696	13,998,028
Diluted	14,394,251	14,491,713

(1)
The tax effect of adjustments is calculated using the expected combined federal and state statutory tax rate, which was approximately 26.00% for the three months ended March 31, 2026 and 2025. The resulting tax effect may differ from applying such rate to total adjustments due to the tax treatment of certain items. Beginning with our Annual Report on Form 10-K for the year ended December 31, 2025, we updated the methodology for determining the income tax effects of adjustments in calculating non-GAAP adjusted net income. Prior-period amounts have been revised to conform to the current methodology and presentation. These revisions did not affect our previously reported GAAP financial statements.

The following is a reconciliation of gross profit, the most directly comparable US GAAP financial measure, to adjusted gross profit:

	Three Months Ended March 31,
(Dollars in thousands)	2026	2025
Revenue	$25,830	$22,003
Cost of revenue (exclusive of depreciation and amortization)	(3,819)	(3,661)
Depreciation and amortization related to cost of revenue	(2,746)	(2,500)
Gross profit	19,265	15,842
Depreciation and amortization of certain intangible assets(1)	2,709	2,452
Adjusted gross profit	$21,974	$18,294

Gross margin	75%	72%
Adjusted gross margin	85%	83%

(1)
Depreciation and amortization of certain intangible assets primarily consists of the amortization of capitalized internal-use software development costs, which are included within intangible assets and amortized over their estimated useful lives.

The following is a reconciliation of net cash provided by operating activities, the most directly comparable US GAAP financial measure, to FCF:

	Three Months Ended March 31,
(Dollars in thousands)	2026	2025
Net cash provided by operating activities	$6,585	$5,001
Less:
Purchase of property and equipment	(63)	(50)
Capitalized costs included in intangible assets	(3,443)	(2,469)
Free cash flow	$3,079	$2,482

In order to assist readers of our condensed consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, we present non-GAAP measures of adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, adjusted gross profit, adjusted gross margin, and FCF as supplemental measures of our operating performance. We believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance and operating strength of our business.

We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, adjusted gross profit, adjusted gross margin, and FCF are relevant and provide useful information frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business. We believe adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and the impact of other items not indicative of our ongoing operating performance. Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of revenue. We believe adjusted net income provides additional means of evaluating period-over-period operating performance by eliminating certain non-cash expenses and other items that might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Adjusted net income is a non-GAAP financial measure equal to net income, adjusted to exclude share-based compensation expense, amortization of share-based compensation capitalized in intangible assets, and other items not indicative of our ongoing operating performance, and to include the tax effect of adjustments. We define adjusted earnings per share as adjusted net income divided by the weighted average shares outstanding. Our adjusted gross profit is a measure used by management in evaluating the business’s current operating performance by excluding the impact of prior historical costs of assets that are expensed systematically and allocated over the estimated useful lives of the assets, which may not be indicative of the current operating activity. We define adjusted gross profit as gross profit plus depreciation and amortization of certain intangible assets. We believe adjusted gross profit provides useful information to our investors by eliminating the impact of certain non-cash depreciation and amortization, and primarily the amortization of software developed for internal use, providing a baseline of our core operating results that allow for analyzing trends in our underlying business consistently over multiple periods. Adjusted gross margin is calculated as adjusted gross profit as a percentage of revenue. We believe FCF is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business. FCF is a measure used by management to understand and evaluate the business’s operating performance and trends over time. FCF is calculated by using net cash provided by operating activities, less purchase of property and equipment, and capitalized costs included in intangible assets.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, adjusted gross profit, adjusted gross margin, and FCF are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, financial measures presented in accordance with US GAAP. In addition, FCF is not intended to represent our residual cash flow available for discretionary expenses and is not necessarily a measure of our ability to fund our cash needs. The way we measure adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, adjusted gross profit, adjusted gross margin, and FCF may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

SUPPLEMENTAL METRICS

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. These supplemental metrics are not necessarily derived from any underlying financial statement amounts. We believe these supplemental metrics help investors understand trends within our business and evaluate the performance of such trends quickly and effectively. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.

We intend to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or changes, and such changes could be material.

	(Unaudited)
(Dollars in thousands)	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26
Customer metrics
IDI - billable customers(1)	8,477	8,743	8,926	9,241	9,549	9,853	10,022	10,422
FOREWARN - users(2)	263,876	284,967	303,418	325,336	346,671	372,209	390,018	417,680
Revenue metrics
Contractual revenue %(3)	74%	77%	77%	74%	77%	75%	77%	75%
Gross revenue retention %(4)	94%	94%	96%	96%	97%	96%	95%	95%
Other metrics
Employees - sales and marketing	86	93	95	90	92	105	99	104
Employees - support	10	11	11	11	11	11	12	13
Employees - infrastructure	27	29	28	29	29	32	37	36
Employees - engineering	56	58	57	62	63	66	73	77
Employees - administration	25	26	25	24	28	28	29	30

(1) We define a billable customer of IDI as a single entity that generated revenue in the last three months of the period. Billable customers are typically corporate organizations. In most cases, corporate organizations will have multiple users and/or departments purchasing our solutions; however, we count the entire organization as a discrete customer.

(2) We define a user of FOREWARN as a unique person that has a subscription to use the FOREWARN service as of the last day of the period. A unique person can only have one user account.

(3) Contractual revenue % represents revenue generated from customers pursuant to pricing contracts containing a monthly fee and any additional overage divided by total revenue. Pricing contracts are generally annual contracts or longer, with auto renewal.

(4) Gross revenue retention is defined as the revenue retained from existing customers, net of reinstated revenue, and excluding expansion revenue. Revenue is measured once a customer has generated revenue for six consecutive months. Revenue is considered lost when all revenue from a customer ceases for three consecutive months; revenue generated by a customer after the three-month loss period is defined as reinstated revenue. Gross revenue retention percentage is calculated on a trailing twelve-month basis. The numerator of which is revenue lost during the period due to attrition, net of reinstated revenue, and the denominator of which is total revenue based on an average of total revenue at the beginning of each month during the period, with the quotient subtracted from one. Our gross revenue retention calculation excludes revenue from idiVERIFIED, which is purely transactional and currently represents less than 3% of total revenue.